SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

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                          Date of Report: June 17, 2005

                            Health Express USA, Inc.
               (Exact Name of Registrant as Specified in Charter)

          Florida                      02-27569               65-0847995
          -------                     ----------              ----------
(State or other jurisdiction          (Commission           (IRS Employer
     of incorporation)               File Number)        Identification No.)


     1761 West Hillsboro Blvd., Suite 203
           Deerfield Beach, Florida                             33442
           ------------------------                             -----
   (Address of principal executive offices)                  (Zip code)

       Registrant's telephone number, including area code: (954) 570-5900
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

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         Health Express USA, Inc., a Florida corporation ("Health Express" or the "Company") entered into a Settlement Agreement with Mutual Releases (the "Settlement Agreement"), dated June 15, 2005, by and among the Company, Health Express Franchise Company ("Health Franchise"), The Myrick Corp. ("Myrick"), The Junie Corp. ("Junie") and Susan Greenfield ("Greenfield"). Pursuant to the Settlement Agreement, Health Franchise, Junie and Greenfield agreed to terminate all the obligations due and owning under the Junie Franchise Agreement, by and between Health Franchise and Junie (the "Junie Franchise Agreement"), dated as of February 14, 2003, and to mutually release one another from any liability in connection with the matters set forth in the Settlement Agreement and the Junie Franchise Agreement. Additionally, Health Franchise, Myrick and Greenfield agreed to terminate all the obligations due and owning under the Myrick Franchise Agreement, by and between Health Franchise and Myrick (the "Myrick Franchise Agreement"), dated as of September 30, 2003, and to mutually release one another from any liability in connection with the matters set forth in the Settlement Agreement and the Myrick Franchise Agreement. Health Express and Greenfield also agreed to terminate a 5.5% Promissory Note issued to Greenfield on December 27, 2003 in the amount of $171,660. Pursuant to the provisions of the Settlement Agreement, Health Express transferred its 100% ownership interest in Health Franchise to Greenfield.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c)   Exhibits


Exhibit             Description

Exhibit 10.1        Settlement Agreement with Mutual Releases, dated             Provided herewith
                    June 15, 2005, by and among the Health Express USA, Inc.,
                    Health Express Franchise Company, The Myrick Corp., The
                    Junie Corp. and Susan Greenfield

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                HEALTH EXPRESS USA, INC.

Date:    June 17, 2005                          By:    /s/ Douglas Baker
                                                   -----------------------
                                                Name:  Douglas Baker
                                                Its:   Chief Executive Officer








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